UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014

Cardica, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2014 Bonus

On July 15, 2014 (the “Approval Date”), the Board of Directors (the “Board”) of Cardica, Inc. (“Cardica”), based upon the recommendation of the Board’s Compensation Committee (the “Compensation Committee”), approved cash bonuses for the following executive officers in recognition of Cardica’s performance during its fiscal year 2014 ended June 30, 2014. The bonuses were payable pursuant to the Cardica 2014 Bonus Plan based upon achievement of corporate and, in certain cases, individual goals, and included a discretionary bonus of $65,000 to Dr. Bernard Hausen, Cardica’s Chief Executive Officer:

Name and Position	Cash Bonus
Bernard Hausen, M.D., Ph.D.	$192,023
President and Chief Executive Officer
Bryan Knodel, Ph.D.	$64,221
Vice President, Research & Development
Robert Newell	$62,959
Vice President, Finance and Chief Financial Officer
Frederick Bauer	$59,295
Vice President, Manufacturing & Operations

Restricted Stock Unit Grants

On the Approval Date, the Board, based upon the recommendation of the Compensation Committee, approved the grant to the following executive officers of the following restricted stock units (the “RSUs”) to acquire shares of Cardica’s common stock pursuant to its 2005 Equity Incentive Plan:

Name	Shares Subject to RSUs
Bernard Hausen, M.D., Ph.D.	90,000
Bryan Knodel, Ph.D.	50,000
Robert Newell	50,000
Frederick Bauer	50,000
Liam Burns	50,000

The RSUs vest at a rate of 1/3 on August 15, 2015, 1/3 on August 15, 2016, and 1/3 on August 15, 2017, provided the holder continues to provide services to Cardica. If the executive officer’s employment is terminated without cause or the executive officer resigns for good reason in connection with a change of control transaction, 100% of these shares will become vested.

Fiscal 2015 Salaries for Executive Officers

On the Approval Date, the Board, based upon the recommendation of the Compensation Committee, approved changes to the base salaries, retroactively effective as of July 1, 2014, of the following executive officers:

Name	Fiscal 2015 Base Salary
Bernard Hausen, M.D., Ph.D.	$402,565
Bryan Knodel, Ph.D.	$290,757
Robert Newell	$287,046
Frederick Bauer	$268,459
Liam Burns	$253,746

Fiscal 2015 Bonus Plan and Related Target Bonuses for Executive officers

On the Approval Date, the Board, upon recommendation of the Compensation Committee, adopted Cardica’s 2015 Bonus Plan (the “2015 Bonus Plan”). The 2015 Bonus Plan is summarized as follows:

Overview and Purpose

The 2015 Bonus Plan is designed to offer incentive compensation to the Chief Executive Officer, Vice Presidents, director-level and manager-level employees of Cardica by rewarding the achievement of specifically measured corporate objectives and, if applicable, individual performance objectives.

Administration

The 2015 Bonus Plan will be administered by the Board with recommendations from the Compensation Committee. The Compensation Committee will be responsible for recommending to the Board for approval any cash incentive awards to officers of Cardica, including any incentive awards to the Chief Executive Officer, under the 2015 Bonus Plan.

Eligibility

The Chief Executive Officer, Vice Presidents, director-level and manager-level employees of Cardica are eligible to participate in the 2015 Bonus Plan. Liam Burns, Vice President, Sales & Marketing, is not part of the 2015 Bonus Plan because he is compensated under a separate commission plan.

Corporate Performance

The 2015 Bonus Plan provides for the payment of cash bonuses or RSUs to participants for the achievement of corporate objectives determined by the Compensation Committee, as follows: product sales goals with respect to the MicroCutter XCHANGE 30 and MicroCutter XCHANGE 45 (30%); MicroCutter XCHANGE 30 costs (20%); completion of MicroCutter XCHANGE 45 development (30%); and MicroCutter XCHANGE 30 performance goals (20%). Other than for the Chief Executive Officer and Chief Financial Officer, the Compensation Committee may also consider individual performance. The actual bonuses payable for fiscal 2015 (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of the objectives, as determined by the Compensation Committee in its discretion. The Board and the Compensation Committee each reserves the right to modify the performance objectives at any time based on business changes during the year.

Target Bonuses

On the Approval Date, the Board, upon recommendation of the Compensation Committee, designated target cash bonus amounts under the 2015 Bonus Plan to Cardica’s executive officers as follows:

Target Bonus
(as a percent of
Name	FY 2015 Base Salary)
Bernard Hausen, M.D., Ph.D.	50%
Bryan Knodel, Ph.D.	35%
Robert Newell.	35%
Frederick Bauer	35%

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: July 18, 2014	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer